UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K/A
AMENDED CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  May 9, 2014  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                            0-27182               25-1624305
                                                     (State or other jurisdiction                         (Commission File     IRS Employer
of incorporation)                                      Number)            Identification Number)

Accredited Business Consolidators Corp.
c/o Accredited Suppliers Nicaragua S.A.
De La Estatua de Montoya
1 Cuadra al Sur
Casa Esquinera
Apartado PA-228
Managua 10000
Nicaragua

(Address of principal executive offices)

1-267-864-7737 or +505-8796-8888
(Registrant's telephone number, including area code)

196 West Ashland
Doylestown, PA  18901
(Former Name or Former Address, if changed since last report)

Item 4.01 Changes in Registrant's Certifying Accountant

This report amends our May 9, 2014, report where we advised that we terminated the services of Berman W. Martinez & Asociados.  We received comments from the Securities and Exchange Commission on May 15, 2014, and, accordingly, amend the report to address those comments.

On or about May 6, 2014, the Public Company Accounting Oversight Board revoked the registration of our auditor, Berman W. Martinez y Asociados.  Therefore, on May 9, 2014, our Board of Directors and controlling shareholder dismissed our auditor.

We note that all of the reports issued by our former auditor contained a "going concern" opinion that stated, "the financial statements have been prepared assming the Company will continue as a going concern.  As discussed in the notes to the financial statements, the Company has minimal assets, substantial debt, and only a small amount of revenue.  It has accumulate a deficit since beginning its development stage.  This raises substantial doubt about its ability to continue as a going concern."  We did not disagree with this statement.

The dismissal of our auditor was approved by the Board of Directors and majority (preferred) shareholder.  We do not have an audit committee.

There were no known disagreements with our auditor at any time.

There were no reportable events as described in Item 304(a)(1)(v) relating to a difference of opinion at any time.

At this time we have been unable to obtain a letter from the former auditor firm stating whether or not they agree with the above statements.  We will continue to attempt to make contact and, upon receiving a letter stating whether or not the auditor firm agrees or disagrees with our statements, will amend this report accordingly.

We will be having meetings to determine a course of action with respect to this situation and will make a filing with our decision.

As stated above, the Securities and Exchange Commission provided us with written comments regarding our previous filing.  It also asked us to provide a written statement regarding three points.  The first two points, which we state and agree with are:  The Company is responsible for the adequacy and accuracy of the disclosure in the filing; and SEC staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing.  The third statement the SEC asks us to make, and which we decline to do so on the basis that it may constitute a waiver of defenses if any litigation occurred is that, "the Company may not asset staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States."  We are, however, disclosing that the third statement is the position of the SEC which may be how a tribunal or court would rule in the event that we attempted to use the SEC staff comments as a defense.

This report was approved by the Board of Directors and majority (preferred) shareholder on May 14, 2014.

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 29, 2014

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Elisa Corea

Elisa Corea, Vice President -- Hospitality Development
          web:  www.accreditedbiz.net
          fax:  1-267-371-5168